                                                                   EXHIBIT 99(g)

                                                                   Exhibit 99(g)


                         [LETTERHEAD OF MERRILL LYNCH]

                                                             July 8, 1999

BankBoston Corporation
100 Federal Street
Boston, MA 02110

Members of the Board:

We hereby consent to the use of our opinion letter to the Board of Directors of BankBoston Corporation, included as Appendix F to the Prospectus/Joint Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BankBoston with Fleet Financial Group, Inc., and to the references to such opinion in such Prospectus/Joint Proxy Statement under the captions "Summary," "THE MERGER--Background of the Merger," "--Recommendation of the BankBoston Board and Reasons for the Merger" and "--Opinions of BankBoston's Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                                  /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED


                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                       INCORPORATED